Exhibit 10.34

PLEDGE AND SECURITY AGREEMENT

among

NEAR INTELLIGENCE HOLDINGS INC.,

the other Grantors from time to time party hereto

and

BLUE TORCH FINANCE LLC,
as the Collateral Agent

Dated as of November 4, 2022

i

Section 6. POWER OF ATTORNEY AND FURTHER ASSURANCES		23

6.1	Collateral Agent’s Appointment as Attorney-in-Fact, Etc.	23
6.2	Authorization of Financing Statements	24
6.3	Further Assurances	25

Section 7. Lien absolute; waiver of suretyship defenses		25

7.1	Lien Absolute, Waivers	25

Section 8. the collateral agent		27

8.1	Authority of the Collateral Agent	27
8.2	Duty of the Collateral Agent	27
8.3	Exculpation of the Collateral Agent	28
8.4	Delegation of Duties.	29
8.5	No Individual Foreclosure, Etc	29

Section 9. MISCELLANEOUS		30

9.1	Amendments in Writing	30
9.2	Notices	30
9.3	No Waiver by Course of Conduct; Cumulative Remedies	30
9.4	Expenses; Attorney’s Fees; Indemnification	30
9.5	Successors and Assigns	30
9.6	[Reserved]	31
9.7	Counterparts	31
9.8	Severability	31
9.9	Section Headings	31
9.10	Integration/Conflict	31
9.11	GOVERNING LAW	31
9.12	Consent to Jurisdiction; Service of Process and Venue	31
9.13	Acknowledgments	31
9.14	Additional Grantors	32
9.15	Collateral and Guaranty Matters	32
9.16	WAIVER OF JURY TRIAL	32

ii

SCHEDULE 1	[Reserved]	1-1
SCHEDULE 2	Description of Pledged Investment Property	2-1
SCHEDULE 3	Filings and Other Actions Required to Perfect Security Interests	3-1
SCHEDULE 4	Exact Legal Name, Location of Jurisdiction of Organization and
	Chief Executive Office	4-1
SCHEDULE 5	Location of Inventory and Equipment	5-1
SCHEDULE 6	Copyrights; Patents; Trademarks; Intellectual Property Licenses;
	Other Intellectual Property	6-1
SCHEDULE 7	Government Receivables	7-1
SCHEDULE 8	Commercial Tort Claims	8-1

EXHIBIT A	[Reserved]	A-1
EXHIBIT B	Form of Uncertificated Securities Control Agreement	B-1
EXHIBIT C-1	Form of Copyright Security Agreement	EXHIBIT C-1
EXHIBIT C-2	Form of Patent Security Agreement	EXHIBIT C-6
EXHIBIT C-3	Form of Trademark Security Agreement	EXHIBIT C-11

ANNEX 1	Assumption Agreement	ANNEX 1-A-1

iii

This PLEDGE AND SECURITY AGREEMENT, dated as of November 4, 2022, among each of the signatories hereto designated as a Grantor on the signature pages hereto (together with any other entity that may become a party hereto as a Grantor as provided herein, each a “Grantor” and collectively, the “Grantors”), and BLUE TORCH FINANCE LLC (“Blue Torch”), as Collateral Agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Collateral Agent”) for the Secured Parties (as hereinafter defined).

W I T N E S S E T H:

WHEREAS, pursuant to the Financing Agreement, dated as of even date herewith (as amended, restated, amended and restated, supplemented or otherwise modified or replaced from time to time, the “Financing Agreement”), by, among others, Near Intelligence Holdings Inc., a Delaware corporation, as Borrower, the other Grantors from time to time party thereto, the Lenders from time to time party thereto, and Blue Torch, as Administrative Agent and as Collateral Agent;

WHEREAS, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;

WHEREAS, the Financing Agreement requires the Grantors execute and deliver this Agreement to the Collateral Agent for the benefit of the Secured Parties;

WHEREAS, the proceeds of the extensions of credit under the Financing Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Financing Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Financing Agreement that the Grantors shall have executed and delivered this Agreement to the Collateral Agent for the benefit of the Secured Parties.

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent and the Lenders to enter into the Financing Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Grantor hereby agrees with the Collateral Agent, for the benefit of the Secured Parties, as follows:

Section 1. DEFINED TERMS

1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Financing Agreement and used herein shall have the meanings given to them in the Financing Agreement, and the following terms which are defined in the UCC are used herein as so defined (and if defined in more than one article of the UCC shall have the meaning specified in Article 9 thereof): Accounts, Account Debtor, As-Extracted Collateral, Authenticate, Certificated Security, Chattel Paper, Commodity Account, Commodity Contract, Commodity Intermediary, Documents, Electronic Chattel Paper, Entitlement Order, Equipment, Farm Products, Financial Asset, Fixtures, Goods, Health-Care-Insurance Receivable, Instruments, Inventory, Letter-of-Credit Rights, Manufactured Homes, Money, Payment Intangibles, Securities Account, Securities Intermediary, Security, Security Entitlement, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security. It being understood that terms used herein which are defined in the UCC on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Collateral Agent and the Grantors may otherwise agree.

(b) The following terms shall have the following meanings indicated below, which such meanings shall be applicable equally to both the singular and the plural forms of such terms:

“Agreement” shall mean this Pledge and Security Agreement, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“After-Acquired Intellectual Property” shall have the meaning set forth in Section 4.10(c).

“Collateral” shall have the meaning set forth in Section 2.

“Collateral Account” shall mean (i) any collateral account established by the Collateral Agent as provided in Section 5.1 or 5.3 and (ii) any cash collateral account established by the Collateral Agent or the Administrative Agent as provided in the Financing Agreement.

“Collateral Agent” shall have the meaning set forth in the preamble hereto.

“Copyright Licenses” shall mean all licenses, contracts or other agreements providing for the grant to or from a Grantor of any right in or to any Copyright or otherwise providing for a right to use or sell any works covered by Copyright.

“Copyrights” shall mean all copyrights and other intellectual property rights in works of authorship (whether or not the underlying works of authorship have been published), including but not limited to copyrights in software and databases, all designs (including but not limited to all industrial designs, “Protected Designs” within the meaning of 17 U.S.C. 1301 et seq. and Community designs), and all “Mask Works” (as defined in 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, and with respect to any and all of the foregoing: (i) all registrations and applications for registration thereof including, without limitation, the registrations and applications listed on Schedule 6, and (ii) all extensions, renewals, and restorations thereof.

“Deposit Account” shall mean all “deposit accounts” as defined in Article 9 of the UCC and all other similar accounts maintained with any financial institution (other than Securities Accounts or Commodity Accounts), and shall include, without limitation, all of the accounts listed on Schedule 2 hereto under the heading “Deposit Accounts”.

“Discharge of the Secured Obligations” shall mean the occurrence of the Termination Date.

“Financing Agreement” shall have the meaning set forth in the recitals hereto.

“General Intangibles” shall mean all “general intangibles” as such term is defined in Section 9-102(a)(42) of the UCC and, in any event, shall include, without limitation, with respect to any Grantor, all rights of such Grantor to receive any tax refunds, contracts, agreements, instruments and indentures and all licenses, permits, concessions, franchises and authorizations issued by Governmental Authorities in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented, replaced or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all rights of such Grantor to damages arising thereunder, and (iv) all rights of such Grantor to terminate and to perform, compel performance and to exercise all remedies thereunder.

“Grantor” shall have the meaning set forth in the preamble hereto.

“Insurance” shall mean all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent is the loss payee thereof).

“Intellectual Property” shall mean all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, Trade Secrets and Trade Secret Licenses.

“Intellectual Property Security Agreements” shall mean, collectively, any Copyright Security Agreement substantially in the form of Exhibit C-1, any Patent Security Agreement substantially in the form of Exhibit C-2, and any Trademark Security Agreement substantially in the form of Exhibit C-3.

“Intercompany Note” shall mean any promissory note evidencing loans made by any Grantor to the Borrower or any of its Subsidiaries.

“Investment Property” shall mean the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the UCC including, without limitation, all Certificated Securities and Uncertificated Securities, all Security Entitlements, all Securities Accounts, all Commodity Contracts and all Commodity Accounts, (ii) all security entitlements, in the case of any United States Treasury book-entry securities, as defined in 31 C.F.R. section 357.2, or, in the case of any United States federal agency book-entry securities, as defined in the corresponding United States federal regulations governing such book-entry securities, and (iii) whether or not constituting “investment property” as so defined, all Pledged Notes, all Pledged Equity Interests, and all Pledged Security Entitlements.

“Issuers” shall mean the collective reference to each issuer of Pledged Equity Interests.

“Local Law” shall have the meaning set forth in Section 9.15.

“Local Law Perfected Assets” shall have the meaning set forth in Section 9.15.

“Local Law Security Document” shall have the meaning set forth in Section 9.15.

“Material Intellectual Property” shall mean any Intellectual Property included in the Collateral that is material to the business of the Grantors and their Subsidiaries taken as a whole.

“Non US Obligor and Collateral” and “Non-US Obligors and Collateral” shall have the respective meanings set forth in Section 9.15.

“Patent Licenses” shall mean all written contracts, licenses and other agreements providing for the grant to or from a Grantor of any right in or to any Patent or otherwise providing for a covenant not to sue for infringement or other violation of any Patent.

“Patents” shall mean all United States, foreign, and multinational patents, certificates of invention, and similar industrial property rights, and applications for any of the foregoing, including, without limitation, (i) each patent and patent application listed on Schedule 6, (ii) all reissues, substitutes, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, and (iii) all inventions and designs described and claimed therein.

“Pledged Debt Securities” shall mean all debt securities now owned or hereafter acquired by any Grantor, including, without limitation, the debt securities listed on Schedule 2, together with any other certificates, options, rights or security entitlements of any nature whatsoever in respect of the debt securities of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.

“Pledged Equity Interests” shall mean, all Equity Interests of each Pledged Issuer, and shall include Pledged LLC Interests, Pledged Partnership Interests and Pledged Stock of such Persons.

“Pledged LLC Interests” shall mean, all membership interests and other interests of the Pledged Issuers now owned or hereafter acquired by any Grantor in any limited liability company of the Pledged Issuers including, without limitation, all limited liability company interests listed on Schedule 2 hereto under the heading “Pledged LLC Interests” and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company and any securities entitlements relating thereto and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and any other warrant, right or option or other agreement to acquire any of the foregoing, all management rights, all voting rights, any interest in any capital account of a member in such limited liability company, all rights as and to become a member of the limited liability company, all rights of the Grantor under any shareholder or voting trust agreement or similar agreement in respect of such limited liability company, all of the Grantor’s right, title and interest as a member to any and all assets or properties of such limited liability company, and all other rights, powers, privileges, interests, claims and other property in any manner arising out of or relating to any of the foregoing.

“Pledged Issuers” means, collectively, (a) the issuers of the shares of Equity Interests described on Schedule 2 hereto as in effect on the date hereof and (b) any other issuer of Equity Interests at any time and from time to time owned or acquired by a Grantor whose shares of Equity Interests are required to be pledged as Collateral under this Agreement.

“Pledged Notes” shall mean all promissory notes now owned or hereafter acquired by any Grantor including, without limitation, those listed on Schedule 2 and all the Intercompany Notes.

“Pledged Partnership Interests” shall mean, all partnership interests and other interests of the Pledged Issuers now owned or hereafter acquired by any Grantor in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests of the Pledged Issuers listed on Schedule 2 hereto under the heading “Pledged Partnership Interests” and the certificates, if any, representing such partnership interests, and any interest of such Grantor on the books and records of such partnership and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and any other warrant, right or option to acquire any of the foregoing, all management rights, all voting rights, any interest in any capital account of a partner in such partnership, all rights as and to become a partner of such partnership, all of the Grantor’s rights, title and interest as a partner to any and all assets or properties of such partnership, and all other rights, powers, privileges, interests, claims and other property in any manner arising out of or relating to any of the foregoing.

“Pledged Securities” shall mean the collective reference to the Pledged Debt Securities, the Pledged Notes and the Pledged Equity Interests regardless of whether constituting Securities under the UCC.

“Pledged Security Entitlements” shall mean all security entitlements with respect to the financial assets listed on Schedule 2 and all other security entitlements of any Grantor.

“Pledged Stock” shall mean, all shares of capital stock of the Pledged Issuers now owned or hereafter acquired by such Grantor, including, without limitation, all shares of capital stock of the Pledged Issuers described on Schedule 2 hereto under the heading “Pledged Stock”, and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares and any other warrant, right or option to acquire any of the foregoing.

“Proceeds” shall mean all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon and distributions or payments with respect thereto.

“Receivable” shall mean all Accounts and any other any right to payment for goods or other property sold, leased, licensed or otherwise disposed of or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper or classified as a Payment Intangible and whether or not it has been earned by performance.

“Secured Obligations” shall mean the Obligations, whether now existing or hereafter incurred; provided, however, that Secured Obligations shall not include any Excluded Swap Obligations.

“Subsidiary Grantors” shall mean, collectively, the Subsidiaries of the Borrower that are Grantors.

“Trademark Licenses” shall mean all licenses, contracts or other agreements, providing for the grant to or from a Grantor of any right in or to any Trademark or otherwise providing for a covenant not to sue for infringement, dilution, or other violation of any Trademark or permitting co-existence with respect to a Trademark.

“Trademarks” shall mean all domestic, foreign and multinational trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade dress, trade styles, logos, Internet domain names, other indicia of origin or source identification, and general intangibles of like nature, whether registered or unregistered, and, with respect to any and all of the foregoing, (i) all registrations and applications for registration thereof including, without limitation, the registrations and applications listed on Schedule 6, (ii) all extensions and renewals thereof, and (iii) all of the goodwill of the business connected with the use of and symbolized by any of the foregoing.

“Trade Secret Licenses” shall mean all agreements, licenses and covenants providing for the grant to or from a Grantor of any right in or to any Trade Secret or otherwise providing for a covenant not to sue for misappropriation or other violation of a Trade Secret.

“Trade Secrets” shall mean all trade secrets and all confidential and proprietary information, including know-how, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

“US Obligor” and “US Obligors” shall have the respective meanings set forth in Section 9.15.

1.2 Other Definitional Provisions. Sections 1.02 (Terms Generally), 1.03 (Certain Matters of Construction), and 1.07 (Timing of Payment or Performance) of the Financing Agreement are incorporated hereby, mutatis mutandis.

Section 2. GRANT OF SECURITY INTEREST;
CONTINUING LIABILITY UNDER COLLATERAL

(a)   Each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in, all of the following property, in each case, wherever located and now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations:

(i) all Accounts, including all Receivables;

(ii) all Chattel Paper;

(iii) all Deposit Accounts;

(iv) all Documents;

(v) all Equipment;

(vi) all General Intangibles;

(vii) all Instruments;

(viii) all Insurance;

(ix) all Intellectual Property, including (1) all rights to sue or otherwise recover for any past, present and future infringement, or other violation thereof, (2) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit and other payments now or hereafter due and/or payable with respect thereto, and (3) all other rights of any kind accruing thereunder and pertaining thereto throughout the world;

(x) all Inventory;

(xi) all Investment Property;

(xii) all Letter-of-Credit Rights;

(xiii) all cash and Cash Equivalents;

(xiv) all Pledged Equity Interests;

(xv) all Goods not otherwise described above;

(xvi) all Collateral Accounts;

(xvii) all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon;

(xviii) all commercial tort claims now or hereinafter described on Schedule 8; and

(xix) to the extent not otherwise included, all other property of such Grantor and all Proceeds, products, accessions, rents and profits of any and all of the foregoing and all collateral security, Supporting Obligations and guarantees given by any Person with respect to any of the foregoing.

Notwithstanding anything to the contrary in this Agreement, (i) the term “Collateral” shall not include (and no component term of the definition of Collateral shall include), Excluded Property, (ii) no Grantor or any other Person shall be required to take any action intended to cause any “Excluded Property” to constitute Collateral, except as expressly provided in the Financing Agreement or in this Agreement, (iii) no Grantor or any other Person shall be required to take any action or enter into any agreement in contravention of the Collateral and Guarantee Requirements, (iv) no representation, warranty or covenant contained herein or in any other Loan Document shall apply to Excluded Property and (v) in no event shall any Secured Obligations include any Excluded Swap Obligation.

(b)   Notwithstanding anything herein to the contrary, at all times prior to the Collateral Agent or any other Secured Party expressly assuming any such obligations or liabilities in connection with the exercising or enforcing its security interest in the Collateral, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any Secured Party, and (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any Receivables and any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof, and neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto, nor shall the Collateral Agent or any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to any Receivables, Pledged Partnership Interests or Pledged LLC Interests.

Section 3. REPRESENTATIONS AND WARRANTIES

To induce the Collateral Agent and the Lenders to enter into the Financing Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Secured Parties on the Effective Date, that

3.1 [Reserved].

3.2 Title; No Other Liens. Such Grantor owns the Collateral free and clear of any and all Liens or claims, including, without limitation, liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as Grantor under a security agreement entered into by another Person and any financing statement or other public notice with respect to the Collateral, except, with respect to any Collateral other than Pledged Equity Interests, for Permitted Liens and, in the case of Pledged Equity Interests, Permitted Specified Liens.

3.3 Valid Security Interest. The security interests granted pursuant to this Agreement constitute a legal and valid security interest in favor of the Collateral Agent, for the benefit of the Secured Parties, securing the payment and performance of each Grantor’s Secured Obligations and subject to the completion of the filings and other actions specified on Schedule 3 (to the extent required to be listed on Schedule 3) (all of which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Collateral Agent in completed and duly executed form, as applicable, and may be filed by the Collateral Agent at any time from and after the Effective Date) and payment of all filing fees, will constitute perfected security interests in all of the Collateral, to the extent possible to perfect such security interests by completing the filings and taking of the other actions specified on Schedule 3, prior to all other Liens on the Collateral except for Permitted Liens. Without limiting the foregoing, but in any event subject to Section 5.03 of the Financing Agreement and to the Collateral and Guarantee Requirements, on the Effective Date (after giving effect to the repayment of the Existing Indebtedness and the related release of Liens related thereto) or at such later date agreed with the Collateral Agent, each Grantor shall have taken all such actions agreed with the Collateral Agent and determined by the Collateral Agent to be necessary to: (i) establish the Collateral Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of the Investment Property constituting Certificated Securities, Uncertificated Securities, Securities Accounts (other than Excluded Accounts), or Securities Entitlements, (ii) establish the Collateral Agent’s “control” (within the meaning of Section 9-104 of the UCC) over all Deposit Accounts (other than Excluded Accounts), and (iii) establish the Collateral Agent’s control (within the meaning of Section 9-105 of the UCC) over all Electronic Chattel Paper with an individual value of at least $1,000,000.

3.4 Name; Jurisdiction of Organization, Etc. Such Grantor’s name (within the meaning of Section 9-503 of the UCC), jurisdiction of organization, organizational identification number, if any, and the location of such Grantor’s chief executive office or sole place of business is as specified on Schedule 4. Except as specified on Schedule 4, it has not changed its name, jurisdiction of organization, chief executive office or sole place of business (if applicable) or its corporate structure in any way (e.g. by merger, consolidation, change in corporate form or otherwise) within the past five years.

3.5 Inventory and Equipment.

(a) The Inventory and the Equipment (other than the Inventory and Equipment (x) in transit, (y) offsite for repair or (z) having a fair market value of less than $500,000 per location) are kept at the locations listed on Schedule 5.

(b) Except as set forth on Schedule 5 and Inventory and Equipment that (x) is in transit, (y) offsite for repair or (z) has a fair market value of less than $500,000 per location, no Inventory or Equipment is in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the UCC) therefor or is otherwise in the possession of any bailee or warehouseman.

3.6 Investment Property. (a) Schedule 2 hereto sets forth under the headings “Pledged Stock”, “Pledged LLC Interests” and “Pledged Partnership Interests”, respectively, all of the issued and outstanding shares of stock, percentage of membership interests or percentage of partnership interests constituting Pledged Stock, Pledged LLC Interests and Pledged Partnership Interests of the Pledged Issuers, respectively, owned by any Grantor, in each case, of the respective issuers thereof indicated on such Schedule as of the Effective Date. Schedule 2 hereto sets forth under the heading “Pledged Debt Securities” or “Pledged Notes” all of the Pledged Debt Securities and Pledged Notes owned by any Grantor as of the Effective Date, in each case with an individual value of at least $1,000,000, and all of such Pledged Debt Securities and Pledged Notes, have been, in the case of those issued by Affiliates of such Grantor have been, duly authorized, authenticated, issued, and delivered and (x) are the legal, valid and binding obligation of the issuers thereof enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity and (y) are not in default in any material respect. As of the Effective Date, Schedule 2 hereto sets forth under the headings “Securities Accounts,” and “Deposit Accounts,” respectively, all of the Securities Accounts and Deposit Accounts of the Grantors. Each Grantor is the sole entitlement holder or customer of each such account, and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent pursuant hereto) having “control” (within the meanings of Sections 8-106, 9-106 and 9-104 of the UCC) over, or any Lien on, any such Securities Account, or Deposit Account or any securities, or other property credited thereto, except for Permitted Liens.

(b) [Reserved].

(c) To the extent such concepts are applicable to the Pledged Equity Interests, the shares of such Pledged Equity Interests have been duly and validly issued and are fully paid and nonassessable.

(d) None of the Pledged LLC Interests or Pledged Partnership Interests are, or represent interests in entities that (a) are registered as investment companies, (b) are dealt in or traded on securities exchanges or markets or (c) have opted to be treated as securities under the Uniform Commercial Code of any jurisdiction.

(e) No consent, approval or authorization of any Person is required for the pledge by such Grantor of the Pledged Equity Interests pursuant to this Agreement or for the execution, delivery or performance of this Agreement by such Grantor, whether under the Organizational Documents of any Issuer of Pledged Equity Interests or otherwise, except such as have been obtained and are in full force and effect.

(f) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property and Deposit Accounts pledged by it hereunder, free of any and all Liens of any other Person, except for, in the case of any of the foregoing Collateral other than Permitted Liens.

3.7 Receivables. (a) Subject to Section 5.03 of the Financing Agreement, no amount in excess of $1,000,000 individually payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Tangible Chattel Paper which has not been delivered to the Collateral Agent.

(b) Except as set forth on Schedule 7 hereto as of the Effective Date, no Grantor has Receivables in excess of $1,000,000 individually with respect to which the obligor is a Governmental Authority.

3.8 Intellectual Property.

(a) Schedule 6 lists all of the following Intellectual Property, to the extent owned by such Grantor in its own name: (i) issued Patents and pending Patent applications, (ii) registered Trademarks and applications for the registration of Trademarks, and (iii) registered Copyrights, and applications to register Copyrights. All such Intellectual Property is recorded in the name of such Grantor. Except as set forth on Schedule 6, such Grantor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to such Intellectual Property, as well as any other Material Intellectual Property owned by such Grantor, in each case free and clear of all Liens (other than Permitted Liens).

(b) Except as set forth on Schedule 6, all Material Intellectual Property of such Grantor is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, nor, in the case of Patents, is any of such Intellectual Property the subject of a reexamination proceeding, and such Grantor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration, issuance and application of Copyrights, Patents and Trademarks of such Grantor constituting Material Intellectual Property in full force and effect.

(c) Except for those matters which could not reasonably be expected to have a Material Adverse Effect, no action or proceeding is pending, or, to the knowledge of such Grantor, threatened, alleging that such Grantor, or the conduct of such Grantor’s business, infringes, misappropriates, dilutes, or otherwise violates the Intellectual Property of any other Person. To the knowledge of such Grantor, no Person is engaging in any activity that infringes, misappropriates, dilutes or violates any Material Intellectual Property of such Grantor except in each case as could not reasonably be expected to have a Material Adverse Effect.

(d) With respect to each Copyright License, Trademark License, Trade Secret License and Patent License held by such Grantor that constitutes Material Intellectual Property: (i) such license is valid and binding and in full force and effect and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such license; (ii) such Grantor has not received any notice of termination or cancellation under such license; (iii) such Grantor has not received any notice of a breach or default under such license, which breach or default has not been cured; (iv) such Grantor has not granted to any other third party any rights, adverse or otherwise, under such license; and (v) such Grantor is not in breach or default in any material respect, and no event has occurred that, with notice and/or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration of or under such license.

(e) Such Grantor has taken commercially reasonable steps to protect the validity and enforceability of, and its rights in, its Patents, Trademarks, Trade Secrets, and Copyrights constituting Material Intellectual Property.

(f) Except as set forth on Schedule 6 and except for Permitted Liens, such Grantor has not made a previous assignment, sale, transfer, exclusive license, or similar arrangement constituting a present or future assignment, sale, transfer, exclusive license or similar arrangement of any property that currently constitutes Material Intellectual Property that has not been terminated or released.

(g) Except for those matters which could not reasonably be expected to have a Material Adverse Effect, no holding, decision, ruling, or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity, enforceability, or scope of, or such Grantor’s right to register, own or use, any Intellectual Property of such Grantor or such Grantor’s ownership interest therein, and no such action or proceeding is pending or, to the best of such Grantor’s knowledge, threatened.

(h) Except for those matters which could not reasonably be expected to have a Material Adverse Effect, no settlements or consents, covenants not to sue, coexistence agreements, non-assertion assurances, or releases have been entered into by such Grantor or bind such Grantor in any manner that impacts such Grantor’s rights to own, license or use any Intellectual Property. The consummation of the transactions contemplated by this Agreement will not result in the termination, limitation, breach, default, right to terminate or other impairment of any of such Grantor’s rights in its Material Intellectual Property.

(i) Such Grantor has taken commercially reasonable steps to protect the confidentiality of its Trade Secrets constituting Material Intellectual Property in accordance with industry standards. Except as could not reasonably be expected to have a Material Adverse Effect, none of the Trade Secrets of such Grantor has been used, divulged, disclosed or misappropriated to the detriment of such Grantor for the benefit of any other Person, (ii) no employee, independent contractor or agent of such Grantor has misappropriated any trade secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor and (iii) no employee, independent contractor or agent of such Grantor is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor’s Intellectual Property.

3.9 Commercial Tort Claims. No Grantor has any commercial tort claims with an individual claim value of at least $1,000,000, other than those described on Schedule 8.

Section 4. COVENANTS

Each Grantor covenants and agrees with the Secured Parties that, from and after the Effective Date until the Discharge of the Secured Obligations:

4.1 [Reserved].

4.2 Delivery and Control of Instruments, Chattel Paper, Negotiable Documents, Investment Property and Deposit Accounts.

(a) If any of the Collateral is or shall become evidenced or represented by any Instrument, Certificated Security, Negotiable Document or Tangible Chattel Paper, such Instrument (other than checks to be deposited in the ordinary course of business), Certificated Security, Negotiable Document or Tangible Chattel Paper shall, limited in the case of Instruments, Negotiable Documents and Tangible Chattel Paper to those with an individual value of at least $1,000,000, be promptly (but in any event within the later of (x) thirty days after such Collateral becomes so evidenced or represented and (y) to the extent applicable, the time periods set forth in Section 7.01(b) of the Financing Agreement (or such longer period as may be agreed by the Collateral Agent in its reasonable discretion)) delivered to the Collateral Agent, duly indorsed in a manner reasonably satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.

(b) If any of the Collateral with an individual value in excess of $1,000,000 is or shall become Electronic Chattel Paper such Grantor promptly shall ensure that (i) a single authoritative copy exists which is unique, identifiable and unalterable (except as provided in clauses (iii), (iv) and (v) of this paragraph), (ii) such authoritative copy identifies the Collateral Agent as the assignee and is communicated to and maintained by the Collateral Agent or its designee, (iii) copies or revisions that add or change the assignee of the authoritative copy can only be made with the participation of the Collateral Agent, (iv) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy and not the authoritative copy and (v) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

(c) If any of the Collateral is or shall become an Uncertificated Security, such Grantor shall promptly (but in any event within the later of (x) thirty days after such Collateral becomes an Uncertificated Security and (y) to the extent applicable, the time periods set forth in Section 7.01(b) of the Financing Agreement (or such longer period as may be agreed by the Collateral Agent in its reasonable discretion)) cause the Issuer thereof either (i) to register the Collateral Agent as the registered owner of such Uncertificated Security, upon original issue or registration of transfer, (ii) to agree in writing with such Grantor and the Collateral Agent that such Issuer will comply with instructions with respect to such Uncertificated Security originated by the Collateral Agent without further consent of such Grantor, such agreement to be in substantially the form of Exhibit B or in form and substance reasonably satisfactory to the Collateral Agent and the Borrower, or (iii) cause such Collateral to become a Certificated Security and delivered to the Collateral Agent in accordance with Section 4.2(a).

(d) [Reserved].

(e) In addition to and not in lieu of the foregoing, but for the avoidance of doubt subject in all respects to the Collateral and Guarantee Requirements, if any Issuer of any Investment Property is organized under the law of, or has its chief executive office in, a jurisdiction outside of the United States, each Grantor shall take such additional actions required by the Financing Agreement, including where required, causing the issuer to register the pledge on its books and records, as may be necessary or advisable in line with customary market practices in the jurisdiction of such Issuer to insure the validity, perfection and priority of the security interest of the Collateral Agent in the manner and to the extent required by the Collateral and Guarantee Requirements.

4.3 [Reserved].

4.4 Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.3 and shall use commercially reasonable efforts to defend such security interest against the claims and demands of all Persons whomsoever, other than Permitted Liens.

(b) Subject, for the avoidance of doubt, to the Disclosure Limitations, such Grantor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

(c) [Reserved].

(d) Subject to the Collateral and Guarantee Requirements, in the event that a Grantor hereafter acquires any Collateral in (1) Farm Products, (2) As-Extracted Collateral, (3) Manufactured Homes, (4) Health-Care Insurance Receivables, (5) timber to be cut, or (6) aircraft engines, satellites, ships or railroad rolling stock, or Proceeds thereof, it shall promptly notify the Collateral Agent in writing and take such actions and execute such documents and make such filings all at such Grantor’s expense as the Collateral Agent may reasonably request in order to ensure that the Collateral Agent has a valid, perfected, first priority security interest in such Collateral, subject to any Permitted Liens.

4.5 Changes in Locations, Name, Jurisdiction of Incorporation, Etc. Such Grantor will not, unless, within ten (10) Business Days after such change (or such longer period agreed by the Collateral Agent in its reasonable discretion), such Grantor gives written notice to the Collateral Agent of such change:

(i) permit any of the Inventory or Equipment having a fair market value in excess of $500,000 to be kept at a location other than those listed on Schedule 5;

(ii) without limiting the prohibitions on mergers involving the Grantors contained in the Financing Agreement, change its legal name, jurisdiction of organization or the location of its chief executive office or sole place of business, if applicable, from that referred to in Section 3.4; or

(iii) otherwise change its identity or structure to such an extent that any financing statement filed by the Collateral Agent in connection with this Agreement would become seriously misleading.

In connection with the foregoing changes, the Grantors agree to promptly deliver to the Collateral Agent duly authorized and, where required, executed copies of all additional financing statements and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein following such change.

4.6 [Reserved].

4.7 Investment Property. (a) If such Grantor shall become entitled to receive or shall receive any stock or other ownership certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), or option or rights in respect of the Pledged Equity Interest of any Pledged Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of or other ownership interests in the Pledged Equity Interests, or otherwise in respect thereof, such Grantor shall, to the extent constituting Collateral, accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations. If an Event of Default shall have occurred and be continuing, (1) any sums paid upon or in respect of the Pledged Equity Interests upon the liquidation or dissolution of any Issuer shall, upon written request from the Collateral Agent to the Borrower and to the extent constituting Collateral (except in the case of an Event of Default under Section 9.01(f) or (g) of the Financing Agreement, for which no notice shall be required), be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Secured Obligations, and (2) in case any distribution of capital shall be made on or in respect of the Pledged Equity Interests or any property shall be distributed upon or with respect to the Pledged Equity Interests pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, upon written request from the Collateral Agent to the Borrower and to the extent constituting Collateral (except in the case of an Event of Default under Section 9.01(f) or (g) of the Financing Agreement, for which no notice shall be required), be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Secured Obligations. If an Event of Default shall have occurred and be continuing and any sums of money or property so paid or distributed in respect of the Pledged Equity Interests shall be received by such Grantor, such Grantor shall, upon written request from the Collateral Agent to the Borrower and to the extent constituting Collateral (except in the case of an Event of Default under Section 9.01(f) or (g) of the Financing Agreement, for which no notice shall be required), until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Secured Obligations.

(b) Without the prior written consent of the Collateral Agent, such Grantor will not cause or permit (to the extent in its control) any Pledged Issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the UCC, unless such Grantor shall promptly notify the Collateral Agent in writing of any such election or action and, in such event, shall take all steps necessary or advisable as may be reasonably requested by the Collateral Agent to establish the Collateral Agent’s “control” thereof.

(c) Each Grantor which is an Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Equity Interests issued by it and will comply with such terms insofar as such terms are applicable to it and (ii) the terms of Sections 4.8(c) shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 4.8(c) with respect to the Pledged Equity Interests issued by it. In addition, each Grantor which is either an Issuer or an owner of any Pledged Equity Interests hereby consents to the grant by each other Grantor of the security interest hereunder in favor of the Collateral Agent and to the transfer, in accordance with Section 4.8, of any Pledged Equity Interest to the Collateral Agent or its nominee following an Event of Default and to the substitution of the Collateral Agent or its nominee as a partner, member or shareholder or other equity holder of the Issuer of the related Pledged Equity Interest.

4.8 Voting and Other Rights with Respect to Pledged Securities. (a)  Unless an Event of Default shall have occurred and be continuing for which notice has been given by the Collateral Agent (except in the case of an Event of Default under Section 9.01(f) or (g) of the Financing Agreement, for which no notice shall be required), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Equity Interests and all payments made in respect of the Pledged Notes or Pledged Debt Securities, in each case paid in the normal course of business of the relevant Issuer, to the extent permitted by the Financing Agreement, and to exercise all voting and corporate rights with respect to the Pledged Equity Interests.

(b) If an Event of Default shall occur and be continuing and upon prior written notice to the Borrower (except in the case of an Event of Default under Section 9.01(f) or (g) of the Financing Agreement, for which no notice shall be required): (i) all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights with respect to Pledged Securities which it would otherwise be entitled to exercise shall cease and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right, but shall be under no obligation, to exercise or refrain from exercising such voting and other consensual rights and (ii) the Collateral Agent shall have the right to transfer all or any portion of the Pledged Securities to its name or the name of its nominee or agent. In addition, the Collateral Agent shall have the right at any time, if an Event of Default shall occur and be continuing, to exchange any certificates or instruments representing any Pledged Securities for certificates or instruments of smaller or larger denominations. In order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and each Grantor acknowledges that the Collateral Agent may utilize the power of attorney set forth herein, in each case subject to the terms set forth above.

(c) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor.

4.9 [Reserved].

4.10 Intellectual Property.

(a) Except as expressly permitted under any Loan Document, such Grantor (either itself or through licensees) will not, without the prior written consent of the Collateral Agent, do any act or omit to do any act whereby any Material Intellectual Property could reasonably be expected to lapse, become abandoned, cancelled, dedicated to the public, forfeited, or otherwise impaired, or abandon any application or any right to file an application for a Copyright, Patent, or Trademark constituting Material Intellectual Property.

(b) Such Grantor shall maintain any registration or issuance of each Trademark, Patent, and Copyright owned by such Grantor and constituting Material Intellectual Property, including, but not limited to, those registrations listed on Schedule 6 to the extent constituting Material Intellectual Property, in each case except as otherwise permitted under any Loan Document.

(c) Such Grantor agrees that, should it hereafter (i) obtain an ownership interest in any item of Intellectual Property, (ii) obtain an exclusive license to any Copyrights, (iii) (either by itself or through any agent, employee, licensee, or designee) file any application for the registration or issuance of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or any other Governmental Authority, or (iv) should it file a Statement of Use or an Amendment to Allege Use with respect to any “intent-to-use” Trademark application (the items in clauses (i), (ii) (iii) and (iv), collectively, the “After-Acquired Intellectual Property”), then the provisions of Section 2 shall automatically apply to any such After-Acquired Intellectual Property, which shall automatically become part of the Collateral to the extent set forth in Section 2, and, with respect to any Registered Intellectual Property included in such Collateral comprising After-Acquired Intellectual Property, such Grantor shall promptly (and, in any event by the date on which a Compliance Certificate is to be delivered in connection with the financial statements are required to be delivered pursuant to Section 7.01(a)(ii) of the Financing Agreement in respect of the fiscal quarter in which such Grantor acquired such After-Acquired Intellectual Property (or such later date as may be agreed by the Collateral Agent in its reasonable discretion)) (x) give written notice to the Collateral Agent, and (y) provide the Collateral Agent with an amended Schedule 6 hereto and promptly thereafter take the actions specified in Section 4.10(d) with respect thereto.

(d) At the times required herein, such Grantor shall execute Intellectual Property Security Agreements with respect to its Registered Intellectual Property included in the Collateral as of the date hereof, or in any Collateral comprised of After-Acquired Intellectual Property, in each case in substantially the form of Exhibits C-1, C-2, or C-3, as applicable, in order to record the security interest granted herein to the Collateral Agent for the benefit of the Secured Parties with the United States Patent and Trademark Office or the United States Copyright Office, as applicable.

(e) Except as otherwise permitted by the Loan Documents, such Grantor shall use commercially reasonable efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that could or may have a material and adverse effect on such Grantor’s rights and interests in any Material Intellectual Property.

(f) Such Grantor shall promptly notify the Collateral Agent if it knows or has reason to know that any item of Material Intellectual Property will become (i) abandoned or dedicated to the public, (ii) invalid or unenforceable, (iii) subject to any adverse determination or development regarding such Grantor’s ownership, registration or use or the validity or enforceability of such item of Intellectual Property (including the institution of, or any adverse development with respect to, any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, any state registry, any foreign counterpart of the foregoing, or any court) or (iv) the subject of any reversion or termination rights.

(g) Such Grantor shall not infringe, misappropriate, dilute, or otherwise violate the Intellectual Property rights of any other Person in any manner which could reasonably be expected to result in a Material Adverse Effect. In the event that any Person threatens in writing to initiate any action, suit or other proceeding alleging that such Grantor, or the conduct of such Grantor’s business, infringes, misappropriates, dilutes, or otherwise violates the Intellectual Property of any other Person, and such other proceeding could reasonably be expected to result in a Material Adverse Effect, such Grantor shall promptly notify the Collateral Agent of such proceeding after learning of it.

(h) In the event that any Material Intellectual Property owned by or exclusively licensed to any Grantor is infringed, misappropriated, diluted or otherwise violated by another Person, such Grantor shall respond to such infringement, misappropriation, dilution, or other violation in its reasonable business judgment and shall promptly notify the Collateral Agent of any such infringement, misappropriation, dilution, or other violation that could reasonably be expected to have a material impact on the business of the Grantors and their Subsidiaries, taken as a whole.

(i) Such Grantor shall record, at the United States Copyright Office, any exclusive Copyright License of a registered Copyright that is granted to it, and that constitutes Material Intellectual Property, within one (1) month of the execution of such license.

(j) Such Grantor shall take commercially reasonable steps to protect the secrecy of all Trade Secrets that it owns or holds and that constitute Material Intellectual Property, including, without limitation, entering into confidentiality agreements with employees, consultants and other Persons prior to granting them access to such Trade Secrets, and reasonably restricting such access and use of such Trade Secrets.

4.11 [Reserved].

4.12 Government Receivables. If any Grantor shall at any time after the date of this Agreement acquire or become the beneficiary of Receivables in excess of $1,000,000 in the aggregate in respect of which the account debtor is a Governmental Authority, such Grantor shall promptly notify the Collateral Agent and, upon the request of the Collateral Agent, shall take any necessary steps to perfect the Lien of the Collateral Agent for the benefit of the Secured Parties therein, facilitate the collection of such Receivable (including, filing any assignment of claims act or similar filings) and make such Lien enforceable against the account debtor

4.13 Commercial Tort Claims. With respect to any commercial tort claims acquired by any Grantor with an individual claim value of at least $1,000,000 that arose since Schedule 8 was last delivered, such Grantor shall provide the Collateral Agent with an amended or supplemented Schedule 8 to reflect such additional tort claims, in each case, within the later of (x) thirty (30) days after the date such Grantor acquires such additional commercial tort claims and (y) the date on which a Compliance Certificate is to be delivered in connection with the financial statements required to be delivered pursuant to Section 7.01(a)(ii) of the Financing Agreement (or such later date as many be agreed by the Collateral Agent in its reasonable discretion).

Section 5. REMEDIAL PROVISIONS

5.1 Certain Matters Relating to Receivables.

(a) [Reserved].

(b) The Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Receivables and each Grantor hereby agrees to continue to collect all amounts due or to become due to such Grantor under the Receivables and any Supporting Obligation in respect thereof and diligently exercise each right it may have under any Receivable and any such Supporting Obligation, in each case, at its own expense consistent with its reasonable business judgment; provided, however, that the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default following written notice from the Collateral Agent to such Grantor. If required by the Collateral Agent following written notice from the Collateral Agent to such Grantor at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall forthwith (and, in any event, within three (3) Business Days (or such longer period as may be agreed by the Collateral Agent in its sole discretion)) be deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Collateral Agent if required, in a Collateral Account subject to a Control Agreement for the benefit of the Collateral Agent and subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 5.4, and (ii) until so turned over, shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor.

(c) If an Event of Default has occurred and is continuing, following the Collateral Agent’s written request, each Grantor shall deliver to the Collateral Agent such documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, orders, invoices and shipping receipts.

5.2 Communications with Obligors. (a)  The Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Receivables.

(b) After the occurrence and during the continuance of an Event of Default, the Collateral Agent may at any time notify, or require any Grantor to so notify, the Account Debtor or counterparty on any Receivable of the security interest of the Collateral Agent therein. In addition, after the occurrence and during the continuance of an Event of Default, the Collateral Agent may upon written notice to the applicable Grantor, notify, or require any Grantor to notify, the Account Debtor or counterparty to make all payments under the Receivable directly to the Collateral Agent.

5.3 Proceeds to be Turned Over to the Collateral Agent. In addition to the rights of the Secured Parties specified in Section 5.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing following written notice from the Collateral Agent to such Grantor, all Proceeds received by any Grantor consisting of cash, Cash Equivalents, checks and other near-cash items shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Secured Parties) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 5.4.

5.4 Application of Proceeds(a). At such intervals as may be agreed upon by the Borrower and the Collateral Agent (acting with the consent of the Required Lenders), or, if an Event of Default shall have occurred and be continuing, at any time after the Collateral Agent’s written election, the Collateral Agent may (and, if directed by the Required Lenders, shall), notwithstanding the provisions of Section 2.05(c) of the Financing Agreement, apply all or any part of the Collateral and/or net Proceeds thereof (after deducting fees and expenses as provided in Section 5.5) realized through the exercise by the Collateral Agent of its remedies hereunder, whether or not held in any Collateral Account, in payment of the Secured Obligations. The Collateral Agent shall apply any such Collateral or Proceeds to be applied in the following order:

First, to the Collateral Agent and the Administrative Agent to pay incurred and unpaid fees and expenses under the Loan Documents;

Second, to the Administrative Agent in respect of Secured Obligations then due and owing and remaining unpaid for application by the Administrative Agent in accordance with the terms of the Financing Agreement;

Third, to the Administrative Agent in respect of all Secured Obligations, (other than those under clause second above) for prepayment of such Secured Obligations in accordance with the terms of the Financing Agreement until the Discharge of the Secured Obligations; and

Fourth, any balance of such Proceeds remaining after a Discharge of the Secured Obligations shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same and any Collateral remaining after a Discharge of the Secured Obligations shall be returned to the applicable Grantor or to whomsoever may be lawfully entitled to receive the same.

In addition, with respect to any proceeds of Insurance received by the Collateral Agent, (x) if no Event of Default shall have occurred and be continuing, (i) such Insurance Proceeds shall be returned to the Grantors if permitted or required by the Financing Agreement or (ii) if not so permitted or required by the Financing Agreement, then, at the Collateral Agent’s written election, such Insurance Proceeds shall be applied in accordance with this Section 5.4(a) and (y) if an Event of Default shall have occurred and be continuing, such Insurance Proceeds shall, at the Collateral Agent’s written election, be applied in accordance with this Section 5.4(a).

5.5 Code and Other Remedies. (a) If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) and all rights under any other applicable law or in equity. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, defense, presentment, protest, advertisement or notice of any kind (except any notice (x) required by law referred to below or (y) otherwise required by the Loan Documents) to or upon any Grantor or any other Person (all and each of which demands, presentments, protests, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, license, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party, on the internet or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent may store, repair or recondition any Collateral or otherwise prepare any Collateral for disposal in the manner and to the extent that the Collateral Agent deems appropriate. Each Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold or to become the licensor of all or any such Collateral, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. For purposes of bidding and making settlement or payment of the purchase price for all or a portion of the Collateral sold at any such sale made in accordance with the UCC or other applicable laws, including, without limitation, the Bankruptcy Code, the Collateral Agent, as agent for and representative of the Secured Parties (but not any Secured Party or Secured Parties in its or their respective individual capacities, except as specifically contemplated by the Financing Agreement), shall be entitled to credit bid and use and apply the Secured Obligations (or any portion thereof) as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale, such amount to be apportioned ratably to the Secured Obligations of the Secured Parties in accordance with their pro rata share of such Secured Obligations. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim or modify any warranties of title or the like. The foregoing will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. Each Grantor agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall have the right to enter onto the property where any Collateral is located without any obligation to pay rent and take possession thereof with or without judicial process. The Collateral Agent shall have no obligation to marshal any of the Collateral.

(b) The Collateral Agent shall deduct from such Proceeds all reasonable costs and expenses of every kind incurred in connection with the exercise of its rights and remedies against the Collateral or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, subject to the limitations on expense reimbursement set forth in Section 12.04 of the Financing Agreement. Any net Proceeds remaining after such deductions shall be applied in accordance with Section 5.4. Only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a) of the UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. If the Collateral Agent sells any of the Collateral upon credit, the Grantor will be credited only with payments actually made by the purchaser and received by the Collateral Agent. In the event the purchaser fails to pay for the Collateral, the Collateral Agent may resell the Collateral and the applicable Grantor shall be credited with proceeds of the sale. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise by it or them of any rights hereunder.

(c) In the event of any Disposition made in accordance with this Section 5.5 to the Collateral Agent or a Secured Party of any Grantor’s Trademarks, such Disposition shall include the goodwill of the business connected with and symbolized by such Trademarks.

(d) For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Section 5.5 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, license out, convey, transfer or grant options to purchase any Collateral) at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, an irrevocable, nonexclusive, and assignable license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of such Trademarks, to use, practice, license, sublicense, and otherwise exploit any and all Intellectual Property now owned or held or hereafter acquired or held by such Grantor (which license shall include access to all media in which any of the licensed items may be recorded or stored and to all software and programs used for the compilation or printout thereof).

5.6 Effect of Securities Laws.    Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all of the Pledged Equity Interests or the Pledged Debt Securities by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Equity Interests or the Pledged Debt Securities for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

5.7 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations and the fees and disbursements of any attorneys employed by any Secured Party to collect such deficiency.

Section 6. POWER OF ATTORNEY AND FURTHER ASSURANCES

6.1 Collateral Agent’s Appointment as Attorney-in-Fact, Etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or purchase any insurance called for by the terms of the Loan Documents and pay all or any part of the premiums therefor and the costs thereof;

(iv) execute, in connection with any sale provided for in Section 5.5 or 5.6, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 6.1(a) or 6.1(b) to the contrary notwithstanding, the Collateral Agent agrees that, it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) or take the actions described in Section 6.1(b) unless an Event of Default shall have occurred and be continuing.

(b) If any Grantor fails to perform or comply with any of its material obligations contained herein, the Collateral Agent, at its option, but without any obligation so to do, may, after notice to the Grantor and the Grantor’s continued failure to perform or comply (except in the case of an Event of Default under Section 9.01(f) or (g) of the Financing Agreement, for which no notice shall be required), perform or comply, or otherwise cause performance or compliance, with such obligation.

(c) The reasonable and documented expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due amounts under the Financing Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent promptly following demand.

(d) All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until a Discharge of the Secured Obligations.

6.2 Authorization of Financing Statements. Each Grantor acknowledges that pursuant to Section 9-509(b) of the UCC and any other applicable law, the Collateral Agent is authorized to file or record financing or continuation statements, and amendments thereto, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect or maintain the perfection of the security interests of the Collateral Agent under this Agreement. Each Grantor agrees that such financing statements may describe the collateral in the same manner as described in the Security Documents or as “all assets” or “all personal property” of the such Grantor, whether now owned or hereafter existing or acquired by the such Grantor or such other description as the Collateral Agent, in its sole judgment, determines is necessary or advisable. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

6.3 Further Assurances. Each Grantor agrees that from time to time, at the expense of such Grantor, it shall promptly execute and deliver all further instruments and documents and take such further actions as the Collateral Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder in respect of any Collateral. Without limiting the generality of the foregoing, each Grantor shall:

(i) file such financing or continuation statements, or amendments thereto, record security interests in Intellectual Property and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or desirable, or as the Collateral Agent may reasonably request, in order to effect, reflect, perfect and preserve the security interests granted or purported to be granted hereby; and

(ii) take all actions necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in any Intellectual Property with any intellectual property registry in which said Intellectual Property is registered or issued or in which an application for registration or issuance is pending, including, without limitation, the United States Patent and Trademark Office or the United States Copyright Office.

Section 7. Lien absolute; waiver of suretyship defenses

7.1 Lien Absolute, Waivers(a) All rights of Collateral Agent hereunder, and all obligations of Grantors hereunder, shall be absolute and unconditional irrespective of, shall not be affected by, and shall remain in full force and effect without regard to, and hereby waives all, rights, claims or defenses that it might otherwise have (now or in the future) with respect to, in each case, each of the following (whether or not such Grantor has knowledge thereof):

(i) the validity or enforceability of the Financing Agreement or any other Loan Document, any of the Secured Obligations or any guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Party;

(ii) any renewal, extension or acceleration of, or any increase in the amount of the Secured Obligations, or any amendment, supplement, modification or waiver of, or any consent to departure from, the Loan Documents;

(iii) any failure or omission to assert or enforce or agreement or election not to assert or enforce, delay in enforcement, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under any Loan Documents at law, in equity or otherwise) with respect to the Secured Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Secured Obligations;

(iv) any change, reorganization or termination of the corporate structure or existence of Borrower or any other Grantor or any of their Subsidiaries and any corresponding restructuring of the Secured Obligations;

(v) any settlement, compromise, release, or discharge of, or acceptance or refusal of any offer of payment or performance with respect to, or any substitutions for, the Secured Obligations or any subordination of the Secured Obligations to any other obligations;

(vi) the validity, perfection, non-perfection or lapse in perfection, priority or avoidance of any security interest or lien, the release of any or all collateral securing, or purporting to secure, the Secured Obligations or any other impairment of such collateral;

(vii) any exercise of remedies with respect to any security for the Secured Obligations (including, without limitation, any collateral, including the Collateral securing or purporting to secure any of the Secured Obligations) at such time and in such order and in such manner as the Collateral Agent and the Secured Parties may decide and whether or not every aspect thereof is commercially reasonable and whether or not such action constitutes an election of remedies and even if such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy that any Grantor would otherwise have and without limiting the generality of the foregoing or any other provisions hereof, each Grantor hereby expressly waives any and all benefits which might otherwise be available to such Grantor under applicable law, including, without limitation, California Civil Code Sections 2809, 2810, 2819, 2939, 2845, 2848, 2849, 2850, 2855, 2899 and 3433; and

(viii) any other circumstance whatsoever which may or might in any manner or to any extent vary the risk of any Grantor as an obligor in respect of the Secured Obligations or which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower or any other Grantor for the Secured Obligations, or of such Grantor under the guarantee contained in the Financing Agreement or of any security interest granted by any Grantor, whether in a Bankruptcy Proceeding or in any other instance.

(b) In addition each Grantor further waives any and all other defenses, set- offs or counterclaims (other than a defense of payment or performance in full hereunder or that the Discharge of the Secured Obligations has occurred) which may at any time be available to or be asserted by it, the Borrower or any other Grantor or Person against any Secured Party, including, without limitation, failure of consideration, breach of warranty, statute of frauds, statute of limitations, accord and satisfaction and usury.

(c) Each Grantor waives diligence, presentment, protest, marshaling, demand for payment, notice of dishonor, notice of default and notice of nonpayment to or upon the Borrower or any of the other Grantors with respect to the Secured Obligations, subject, in the case of notices, to the sentence immediately following this sentence. Except for notices provided for herein and in the other Loan Documents, each Grantor hereby waives notice (to the extent permitted by applicable law) of any kind in connection with this Agreement or any collateral securing the Secured Obligations, including, without limitation, the Collateral. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Grantor, the Collateral Agent may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against Borrower, any other Grantor or any other Person or against any collateral security or guarantee for the Secured Obligations or any right of offset with respect thereto, and any failure by Collateral Agent to make any such demand, to pursue such other rights or remedies or to collect any payments from Borrower, any other Grantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of Borrower, any other Grantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Grantor (except any such Grantor so released) of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Secured Party against any Grantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

Section 8. the collateral agent

8.1 Authority of the Collateral Agent. (a) Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by the Financing Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

(b)   The Collateral Agent has been appointed to act as Collateral Agent hereunder by the Lenders and, by their acceptance of the benefits hereof, the other Secured Parties. The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Financing Agreement.

8.2 Duty of the Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent nor any other Secured Party nor any of their respective officers, directors, partners, employees, agents, attorneys or other advisors, attorneys-in-fact or affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Secured Parties hereunder are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon any Secured Party to exercise any such powers. The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be responsible to any Grantor for any act or failure to act hereunder, except to the extent that any such act or failure to act is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted solely and proximately from their own gross negligence or willful misconduct in breach of a duty owed to such Grantor.

8.3 Exculpation of the Collateral Agent(a). (a) The Collateral Agent shall not be responsible to any Secured Party for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or of any Security Document or the validity or perfection of any security interest or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by the Collateral Agent to the Secured Parties or by or on behalf of any Secured Party to the Collateral Agent or any Secured Party in connection with the Security Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Secured Obligations, nor shall the Collateral Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Security Documents or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing.

(b) Neither the Collateral Agent nor any of its officers, partners, directors, employees or agents shall be liable to the Secured Parties for any action taken or omitted by the Collateral Agent under or in connection with any of the Security Documents except to the extent caused solely and proximately by the Collateral Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. The Collateral Agent shall be entitled to refrain from any act or the taking of any action in connection herewith or any of the Security Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until the Collateral Agent shall have been instructed in respect thereof by the Required Lenders and, upon such instruction, the Collateral Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such written instructions. Without prejudice to the generality of the foregoing, (i) the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Grantors and their Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Secured Party shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting hereunder or under any of the Security Documents in accordance with the Financing Agreement.

(c) Without limiting the indemnification provisions of the Financing Agreement, each of the Secured Parties not party to the Financing Agreement severally agrees to indemnify the Collateral Agent, to the extent that the Collateral Agent shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the Security Documents or otherwise in its capacity as the Collateral Agent in any way relating to or arising out of this Agreement or the Security Documents; provided, no such Secured Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely and proximately from the Collateral Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. If any indemnity furnished to the Collateral Agent for any purpose shall, in the opinion of the Collateral Agent, be insufficient or become impaired, the Collateral Agent may call for additional indemnity and cease, or not commence, to do the acts insufficiently indemnified against until such additional indemnity is furnished.

(d) No direction given to the Collateral Agent which imposes, or purports to impose, upon the Collateral Agent any obligation not set forth in or arising under this Agreement or any Security Document accepted or entered into by the Collateral Agent shall be binding upon the Collateral Agent.

(e) The Collateral Agent may resign at any time in accordance with Section 10.07 of the Financing Agreement. After the Collateral Agent’s resignation in accordance with Section 10.07 of the Financing Agreement, the provisions of Section 8 hereof and of Section 10 of the Financing Agreement shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Collateral Agent. Upon the acceptance of any appointment as the Collateral Agent by a successor Collateral Agent in accordance with Section 10 of the Financing Agreement, the retiring Collateral Agent shall promptly transfer all Collateral within its possession or control to the possession or control of the successor Collateral Agent and shall execute and deliver such notices, instructions and assignments as may be necessary or desirable to transfer the rights of the Collateral Agent in respect of the Collateral to the successor Collateral Agent.

8.4 Delegation of Duties. The Collateral Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Security Document by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 8 shall apply to any such sub-agent and to any of the Affiliates of the Collateral Agent and any such sub-agents, and shall apply to their respective activities as if such sub-agent and Affiliates were named herein in connection with the transactions contemplated hereby and by the Security Documents. Notwithstanding anything herein to the contrary, each sub-agent appointed by the Collateral Agent or Affiliate of the Collateral Agent or Affiliate of any such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Credit Parties and the Secured Parties, and such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent or Affiliate acting in such capacity.

8.5 No Individual Foreclosure, Etc(a). No Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any guarantee of the Secured Obligations except to the extent expressly contemplated by this Agreement or the other Loan Documents, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Collateral Agent on behalf of the Secured Parties in accordance with the terms thereof. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the guarantees of the Secured Obligations provided hereunder and under any other Loan Documents, to have agreed to the foregoing provisions and the other provisions of this Agreement. Without limiting the generality of the foregoing, each Secured Party authorizes the Collateral Agent to credit bid all or any part of the Secured Obligations held by it.

Section 9. MISCELLANEOUS

9.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 12.02 of the Financing Agreement.

9.2 Notices. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 12.01 of the Financing Agreement.

9.3 No Waiver by Course of Conduct; Cumulative Remedies. No Secured Party shall by any act (except by a written instrument pursuant to Section 9.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

9.4 Expenses; Attorney’s Fees; Indemnification(a). Each Grantor agrees that the provisions of Sections 12.04 (Expenses; Attorneys’ Fees) and 12.15 (Indemnification; Limitation of Liability for Certain Damages) of the Financing Agreement are hereby incorporated herein by reference, mutatis mutandis, and each Secured Party shall be entitled to rely on each of them as if they were fully set forth herein.

(b) The agreements in this Section shall survive repayment of the Secured Obligations and all other amounts payable under the Financing Agreement and the other Loan Documents.

9.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Secured Parties and their successors and assigns; provided that, except as otherwise permitted by the Loan Documents, no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent and any such assignment, transfer or delegation without such consent shall be null and void.

9.6 [Reserved].

9.7 Counterparts. Section 12.08 (Counterparts) of the Financing Agreement is hereby incorporated by reference, mutatis mutandis.

9.8 Severability. Section 12.06 (Severability) of the Financing Agreement is hereby incorporated by reference, mutatis mutandis.

9.9 Section Headings. The Section headings and Table of Contents used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

9.10 Integration/Conflict. This Agreement and the other Loan Documents represent the entire agreement of the Grantors, the Collateral Agent and the other Secured Parties with respect to the subject matter hereof and thereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. There are no promises, undertakings, representations or warranties by the Collateral Agent or any other Secured Party relative to the subject matter hereof and thereof not expressly set forth or referred to herein or therein. In the event that any of the Collateral hereunder is also subject to a valid and enforceable Lien under the terms of a Mortgage securing the Secured Obligations and the terms thereof are inconsistent with the terms of this Agreement, then with respect to such Collateral, the terms of such Mortgage shall control in the case of fixtures and real property leases, letting and licenses of, and contracts and agreements relating to the lease of, real property, and the terms of this Agreement shall control in the case of all other Collateral.

9.11 GOVERNING LAW. SECTION 12.09 (GOVERNING LAW) OF THE FINANCING AGREEMENT IS HEREBY INCORPORATED BY REFERENCE, MUTATIS MUTANDIS.

9.12 Consent to Jurisdiction; Service of Process and Venue. Section 12.10 (Consent to Jurisdiction; Service of Process and Venue) of the Financing Agreement is hereby incorporated by reference, mutatis mutandis.

9.13 Acknowledgments. Each Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b) no Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents and the provisions of Section 10.12 of the Financing Agreement are incorporated herein, mutatis mutandis (to apply to this Agreement rather than the Financing Agreement), and the relationship between the Grantors, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

9.14 Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 7.01(b) of the Financing Agreement shall become a Grantor as required by the Financing Agreement for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

9.15 Collateral and Guaranty Matters.

(a) Section 10.08 (Collateral and Guaranty Matters) of the Financing Agreement is hereby incorporated by reference, mutatis mutandis (and any release of Collateral or a Grantor shall be permitted hereunder to the extent permitted under the terms thereof).

(b) Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement originally filed in connection herewith without the prior written consent of the Collateral Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.

(c) Notwithstanding anything to the contrary herein, nothing contained herein shall apply to any Collateral located in a jurisdiction other than in a state of the United States or the District of Columbia and that is owned by a Grantor which is organized or formed or incorporated in a jurisdiction other than a state of the United States or the District of Columbia (each, a “Non-US Obligor and Collateral” and collectively, the “Non-US Obligors and Collateral”) or any Collateral of a Grantor which is organized or formed in a state of the United States or the District of Columbia (a “US Obligor” and collectively, the “US Obligors”) which consists of real estate, possessory collateral, accounts, cash and other such Collateral located in a jurisdiction other than a state of the United States or the District of Columbia (“Local Law Perfected Assets”), if such Grantor is party to a local law security document or mortgage or other instrument having like effect (each a “Local Law Security Document”) and pursuant to such Local Law Security Document such Grantors granted security interests in and Liens on substantially all of their assets including the Collateral, and, to the extent Liens on such Collateral are both granted and perfected pursuant to local law in such jurisdiction and such Collateral would not require additional perfection steps under the New York UCC or U.S. Federal law pursuant to the express terms of such Local Law Security Documents or local law in the applicable jurisdiction (the “Local Law”), then, to the extent of any inconsistency between the provisions of this Agreement (including any terms, conditions, representations and warranties, undertakings or events of default contained herein with respect to such Collateral) the terms of the Local Law Security Documents and the Local Law shall prevail.

9.16 WAIVER OF JURY TRIAL. SECTION 12.11 (WAIVER OF JURY TRIAL, ETC.) OF THE FINANCING AGREEMENT IS HEREBY INCORPORATED BY REFERENCE, MUTATIS MUTANDIS.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Pledge and Security Agreement to be duly executed and delivered as of the date first above written.

GRANTORS:

NEAR INTELLIGENCE HOLDINGS INC.

By:
Name:
Title:

NEAR NORTH AMERICA, INC.

By:
Name:
Title:

COLLATERAL AGENT:

BLUE TORCH FINANCE LLC

By:
Name:
Title:

Exhibit A to
Pledge and Security Agreement

[Reserved]

EXHIBIT A-1

Exhibit B to
Pledge and Security Agreement

FORM OF UNCERTIFICATED SECURITIES CONTROL AGREEMENT

This CONTROL AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Control Agreement”) dated as of [●], is made by and among _______________, a __________ (the “Grantor”), BLUE TORCH FINANCE LLC, as Collateral Agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Collateral Agent”) for the Secured Parties (as defined in the Financing Agreement (as defined in the Pledge and Security Agreement referred to below)), and ____________, a ____________ (the “Issuer”).

WHEREAS, the Grantor has granted to the Collateral Agent for the benefit of the Secured Parties a security interest in the uncertificated securities of the Issuer owned by the Grantor from time to time (collectively, the “Pledged Securities”), and all additions thereto and substitutions and proceeds thereof (collectively, with the Pledged Securities, the “Collateral”) pursuant to a Pledge and Security Agreement, dated as of November 4, 2022 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Pledge and Security Agreement”), among the Grantor and the other persons party thereto as grantors in favor of the Collateral Agent.

WHEREAS, the following terms which are defined in Articles 8 and 9 of the Uniform Commercial Code in effect in the State of New York on the date hereof (the “UCC”) are used herein as so defined: Adverse Claim, Control, Instruction, Proceeds and Uncertificated Security.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Notice of Security Interest. The Grantor, the Collateral Agent and the Issuer are entering into this Control Agreement to perfect, and to confirm the priority of, the Collateral Agent’s security interest in the Collateral. The Issuer acknowledges that this Control Agreement constitutes written notification to the Issuer of the Collateral Agent’s security interest in the Collateral. The Issuer agrees to promptly make all necessary entries or notations in its books and records to reflect the Collateral Agent’s security interest in the Collateral. The Issuer acknowledges that the Collateral Agent has “control” (within the meaning of Section 8-106 of the UCC) over the Pledged Securities.

SECTION 2. Collateral. The Issuer hereby represents and warrants to, and agrees with the Grantor and the Collateral Agent that (i) the terms of any limited liability company interests or partnership interests included in the Collateral from time to time shall expressly provide that they are securities governed by Article 8 of the Uniform Commercial Code in effect from time to time in the State of [__________],3(ii) the Pledged Securities are uncertificated securities, (iii) Schedule 1 contains a true and complete description of the Pledged Securities as of the date hereof and (iv) except for Permitted Specified Liens, the Issuer does not know of any other Liens in the Collateral.

SECTION 3. Control. The Issuer hereby agrees, upon written direction from the Collateral Agent after the occurrence and during the continuance of an Event of Default and without further consent from the Grantor, (a) to comply with all instructions and directions of any kind originated by the Collateral Agent concerning the Collateral, to liquidate or otherwise dispose of the Collateral as and to the extent directed by the Collateral Agent and to pay over to the Collateral Agent all proceeds without any set-off or deduction, and (b) except as otherwise directed by the Collateral Agent, not to comply with the instructions or directions of any kind originated by the Grantor or any other person.

SECTION 4. Protection of Issuer. The Issuer may rely and shall be protected in acting upon any notice, instruction or other communication that it reasonably believes to be genuine and authorized.

[3]	Insert the Issuer’s jurisdiction.

EXHIBIT B-1

SECTION 5. Termination. This Control Agreement shall terminate automatically upon receipt by the Issuer of written notice executed by the Collateral Agent that (i) the Discharge of the Secured Obligations has occurred, or (ii) all of the Collateral has been released, whichever is sooner, and the Issuer shall thereafter be relieved of all duties and obligations hereunder.

SECTION 6. Notices. All notices, requests and demands to or upon the Collateral Agent, the Grantor or the Issuer hereunder shall be effected in the manner provided for in Section 12.01 of the Financing Agreement, which in the case of the Issuer, shall be to the Issuer’s address as set forth below, or to such other address as any party may give to the others in writing for such purpose:

[Name of Issuer]
[Address of Issuer]
Attention:
Telephone: ( ) -
Telecopy: ( ) -

SECTION 8. Amendments in Writing. None of the terms or provisions of this Control Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the parties hereto.

SECTION 9. Entire Agreement. This Control Agreement and the Pledge and Security Agreement constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

SECTION 10. Successors and Assigns. This Control Agreement shall be binding upon the successors and assigns of each of the parties hereto and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided that neither the Grantor nor the Issuer may assign, transfer or delegate any of its rights or obligations under this Control Agreement without the prior written consent of the Collateral Agent and any such assignment, transfer or delegation without such consent shall be null and void.

SECTION 11. Severability. Section 12.06 (Severability) of the Financing Agreement is hereby incorporated by reference, mutatis mutandis.

SECTION 12.  Section Headings. The Section headings used in this Control Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

SECTION 13. Consent to Jurisdiction; Service of Process and Venue. Section 12.10 (Consent to Jurisdiction; Service of Process and Venue) of the Financing Agreement is hereby incorporated by reference, mutatis mutandis.

SECTION 14. GOVERNING LAW. SECTION 12.09 (GOVERNING LAW) OF THE FINANCING AGREEMENT IS HEREBY INCORPORATED BY REFERENCE, MUTATIS MUTANDIS.

SECTION 15. WAIVER OF JURY TRIAL. SECTION 12.11 (WAIVER OF JURY TRIAL, ETC.) OF THE FINANCING AGREEMENT IS HEREBY INCORPORATED BY REFERENCE, MUTATIS MUTANDIS.

[Remainder of page intentionally left blank]

EXHIBIT B-2

IN WITNESS WHEREOF, each of the undersigned has caused this Control Agreement to be duly executed and delivered as of the date first above written.

[NAME OF GRANTOR]

By:
Name:
Title:

BLUE TORCH FINANCE LLC, as Collateral Agent

By:
Name:
Title:

[NAME OF ISSUER]

By:
Name:
Title:

EXHIBIT B-3

EXHIBIT C-1

TO PLEDGE AND SECURITY AGREEMENT

FORM OF COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT, dated as of [●], [●] (this “Agreement”), is made by each of the signatories hereto indicated as a “Grantor” (each a “Grantor” and collectively, the “Grantors”) in favor of BLUE TORCH FINANCE LLC, as collateral agent for the Secured Parties (in such capacity, together with its successors and permitted assigns in such capacity, the “Collateral Agent”).

WHEREAS, pursuant to that certain Financing Agreement, dated as of November 4, 2022 (as the same may hereafter be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Financing Agreement”), by and among Near Intelligence Holdings Inc., a Delaware corporation, the Lenders from time to time party thereto, the Collateral Agent and the other parties from time to time party thereto, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and conditions set forth therein;

WHEREAS, as a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Financing Agreement, the Grantors entered into a Pledge and Security Agreement, dated as of November 4, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Pledge and Security Agreement”), among the Grantors, the Collateral Agent and the other parties from time to time party thereto, pursuant to which each of the Grantors granted to the Collateral Agent, for the benefit of the Secured Parties, a security interest in the Copyright Collateral (as defined below); and

WHEREAS, pursuant to the Pledge and Security Agreement, each Grantor agreed to execute this Agreement in order to record the security interest granted to the Collateral Agent for the benefit of the Secured Parties with the United States Copyright Office.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Collateral Agent as follows:

SECTION 1. Defined Terms

Capitalized terms used but not defined herein shall have the respective meanings given thereto in the Pledge and Security Agreement, and if not defined therein, shall have the respective meanings given thereto in the Financing Agreement.

EXHIBIT C-1

SECTION 2. Grant of Security Interest

Each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in, all of the following property, in each case, wherever located and now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Copyright Collateral”) as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations:

(a) all copyrights and other intellectual property rights in works of authorship (whether or not the underlying works of authorship have been published), including but not limited to copyrights in software and databases, all designs (including but not limited to all industrial designs, “Protected Designs” within the meaning of 17 U.S.C. 1301 et seq. and Community designs), and all “Mask Works” (as defined in 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, and with respect to any and all of the foregoing: (i) all registrations and applications for registration thereof including, without limitation, the registrations and applications listed on Schedule A, and (ii) all extensions, renewals, and restorations thereof (collectively, “Copyrights”);

(b) (i) all rights to sue or otherwise recover for any past, present and future infringement or other violation of any of the foregoing, (ii) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit and other payments now or hereafter due and/or payable with respect thereto, and (iii) all other rights of any kind accruing thereunder or pertaining thereto throughout the world; and

(c) all licenses, contracts or other agreements pursuant to which such Grantor has been granted an exclusive license to any registered Copyrights or otherwise been granted a covenant not to sue for infringement or other violation of any registered Copyrights, including, without limitation, those listed in Schedule A, attached hereto.

Notwithstanding anything to the contrary in this Agreement, the term “Copyright Collateral” shall not include (and no component term of the definition of Copyright Collateral shall include), Excluded Property.

SECTION 3. Security Agreement

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Collateral Agent for the Secured Parties pursuant to the Pledge and Security Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Pledge and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Pledge and Security Agreement, the provisions of the Pledge and Security Agreement shall control.

SECTION 4. Governing Law

SECTION 12.09 (GOVERNING LAW) OF THE FINANCING AGREEMENT IS HEREBY INCORPORATED BY REFERENCE, MUTATIS MUTANDIS.

SECTION 5. Counterparts

Section 12.04 (Counterparts) of the Financing Agreement is hereby incorporated by reference, mutatis mutandis.

[Remainder of page intentionally left blank]

EXHIBIT C-2

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF GRANTOR],
as Grantor
By:
Name:
Title:

[NAME OF GRANTOR],
as Grantor

By:
Name:
Title:

EXHIBIT C-3

Accepted and Agreed:

BLUE TORCH FINANCE LLC,
as Collateral Agent

By:
Name:
Title:

EXHIBIT C-4

SCHEDULE A

to

COPYRIGHT SECURITY AGREEMENT

COPYRIGHT REGISTRATIONS

Title	Registration No.	Registration Date	Owner

EXCLUSIVE COPYRIGHT LICENSES

Description of Copyright License	Name of Licensor	Name of Licensee	Registration Number of underlying Copyright

EXHIBIT C-5

EXHIBIT C-2

TO PLEDGE AND SECURITY AGREEMENT

FORM OF PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT, dated as of [●], [●] (this “Agreement”), is made by each of the signatories hereto indicated as a Grantor (each a “Grantor” and collectively, the “Grantors”) in favor of BLUE TORCH FINANCE LLC, as collateral agent for the Secured Parties (in such capacity, together with its successors and permitted assigns in such capacity, the “Collateral Agent”).

WHEREAS, pursuant to that certain Financing Agreement, dated as of November 4, 2022 (as the same may hereafter be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Financing Agreement”), by and among Near Intelligence Holdings Inc., a Delaware corporation, the Lenders from time to time party thereto, the Collateral Agent and the other parties from time to time party thereto, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and conditions set forth therein;

WHEREAS, as a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Financing Agreement, the Grantors entered into a Pledge and Security Agreement, dated as of November 4, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Pledge and Security Agreement”), among the Grantors, the Collateral Agent and the other parties from time to time party thereto, pursuant to which each of the Grantors granted to the Collateral Agent, for the benefit of the Secured Parties, a security interest in the Patent Collateral (as defined below); and

WHEREAS, pursuant to the Pledge and Security Agreement, each Grantor agreed to execute this Agreement, in order to record the security interest granted to the Collateral Agent for the benefit of the Secured Parties with the United States Patent and Trademark Office.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Collateral Agent as follows:

SECTION 1. Defined Terms

Capitalized terms used but not defined herein shall have the respective meanings given thereto in the Pledge and Security Agreement, and if not defined therein, shall have the respective meanings given thereto in the Financing Agreement.

EXHIBIT C-6

SECTION 2. Grant of Security Interest.

Each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in, all of the following property, in each case, wherever located and now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Patent Collateral”) as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations:

(a) all United States, foreign, and multinational patents, certificates of invention, and similar industrial property rights, and applications for any of the foregoing, including, without limitation, (i) each patent and patent application listed on Schedule A, (ii) all reissues, substitutes, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, and(iii) all inventions and designs claimed therein; and

(b) (i) all rights to sue or otherwise recover for any past, present and future infringement or other violation of any of the foregoing, (ii) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit and other payments now or hereafter due and/or payable with respect thereto, and (iii) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

Notwithstanding anything to the contrary in this Agreement, the term “Patent Collateral” shall not include (and no component term of the definition of Patent Collateral shall include), Excluded Property.

SECTION 3. Security Agreement

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Collateral Agent for the Secured Parties pursuant to the Pledge and Security Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Pledge and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Pledge and Security Agreement, the provisions of the Pledge and Security Agreement shall control.

SECTION 4. Governing Law

SECTION 12.09 (GOVERNING LAW) OF THE FINANCING AGREEMENT IS HEREBY INCORPORATED BY REFERENCE, MUTATIS MUTANDIS.

SECTION 5. Counterparts

Section 12.04 (Counterparts) of the Financing Agreement is hereby incorporated by reference, mutatis mutandis.

[Remainder of page intentionally left blank]

EXHIBIT C-7

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF GRANTOR],
as Grantor

By:
Name:
Title:

[NAME OF GRANTOR],
as Grantor

By:
Name:
Title:

EXHIBIT C-8

Accepted and Agreed:

BLUE TORCH FINANCE LLC,
as Collateral Agent

By:
Name:
Title:

EXHIBIT C-9

SCHEDULE A
to
PATENT SECURITY AGREEMENT

PATENTS AND PATENT APPLICATIONS

Title	Application No.	Filing Date	Patent No.	Issue Date	Owner

EXHIBIT C-10

EXHIBIT C-3
TO PLEDGE AND SECURITY AGREEMENT

FORM OF TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT, dated as of [●], [●] (this “Agreement”), is made by each of the signatories hereto indicated as a Grantor (each a “Grantor” and collectively, the “Grantors”) in favor of BLUE TORCH FINANCE LLC, as collateral agent for the Secured Parties (in such capacity, together with its successors and permitted assigns in such capacity, the “Collateral Agent”).

WHEREAS, pursuant to that certain Financing Agreement, dated as of November 4, 2022 (as the same may hereafter be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Financing Agreement”), by and among Near Intelligence Holdings Inc., a Delaware corporation, the Lenders from time to time party thereto, the Collateral Agent and the other parties from time to time party thereto, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and conditions set forth therein;

WHEREAS, as a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Financing Agreement, the Grantors entered into a Pledge and Security Agreement, dated as of November 4, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Pledge and Security Agreement”), among the Grantors, the Collateral Agent and the other parties from time to time party thereto, pursuant to which each of the Grantors granted to the Collateral Agent, for the benefit of the Secured Parties, a security interest in the Trademark Collateral (as defined below); and

WHEREAS, pursuant to the Pledge and Security Agreement, each Grantor agreed to execute this Agreement, in order to record the security interest granted to the Collateral Agent for the benefit of the Secured Parties with the United States Patent and Trademark Office.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Collateral Agent as follows:

SECTION 1. Defined Terms

Capitalized terms used but not defined herein shall have the respective meanings given thereto in the Pledge and Security Agreement, and if not defined therein, shall have the respective meanings given thereto in the Financing Agreement.

EXHIBIT C-11

SECTION 2. Grant of Security Interest in Trademark Collateral

SECTION 2.1 Grant of Security.

Each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in, all of the following property, in each case, wherever located and now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Trademark Collateral”) as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations:

(a) all domestic, foreign and multinational trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade dress, trade styles, logos, Internet domain names, other indicia of origin or source identification, and general intangibles of like nature, whether registered or unregistered, and, with respect to any and all of the foregoing, (i) all registrations and applications for registration thereof including, without limitation, the registrations and applications listed on Schedule A, (ii) all extensions and renewals thereof and (iii) all of the goodwill of the business connected with the use of and symbolized by any of the foregoing; and

(b) (i) all rights to sue or otherwise recover for any past, present and future infringement, dilution, or other violation of any of the foregoing, (ii) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, proceeds of suit and other payments now or hereafter due and/or payable with respect thereto, and (iii) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

Notwithstanding anything to the contrary in this Agreement, the term “Trademark Collateral” shall not include (and no component term of the definition of Trademark Collateral shall include), Excluded Property.

SECTION 3. Security Agreement

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Collateral Agent for the Secured Parties pursuant to the Pledge and Security Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Pledge and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Pledge and Security Agreement, the provisions of the Pledge and Security Agreement shall control.

SECTION 4. Governing Law

SECTION 12.09 (GOVERNING LAW) OF THE FINANCING AGREEMENT IS HEREBY INCORPORATED BY REFERENCE, MUTATIS MUTANDIS.

SECTION 5. Counterparts

Section 12.04 (Counterparts) of the Financing Agreement is hereby incorporated by reference, mutatis mutandis.

[Remainder of page intentionally left blank]

EXHIBIT C-12

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF GRANTOR],
as Grantor
By:
Name:
Title:

[NAME OF GRANTOR],
as Grantor

By:
Name:
Title:

EXHIBIT C-13

Accepted and Agreed:

BLUE TORCH FINANCE LLC,
as Collateral Agent

By:
Name:
Title:

EXHIBIT C-14

SCHEDULE A
to
TRADEMARK SECURITY AGREEMENT

TRADEMARK REGISTRATIONS AND APPLICATIONS

Mark	Serial No.	Filing Date	Registration No.	Registration Date	Owner

EXHIBIT C-15

Annex 1 to
Pledge and Security Agreement

ASSUMPTION AGREEMENT, dated as of ____________, ____, made by ______________________, a _______________ (the “Additional Grantor”), in favor of [NAME OF COLLATERAL AGENT], as Collateral Agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Collateral Agent”) for the benefit of the Secured Parties. All capitalized terms not defined herein shall have the meaning ascribed to them in the Pledge and Security Agreement.

W I T N E S S E T H:

WHEREAS, Near Intelligence Holdings Inc., a Delaware corporation, as Borrower, has entered into a Financing Agreement, dated as of November 4, 2022 (as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Financing Agreement”) by, among others, Borrower, the other Grantors from time to time party thereto, the Lenders from time to time party thereto, and Blue Torch, as Administrative Agent and as Collateral Agent;

WHEREAS, in connection with the Financing Agreement, the Borrower and certain of its Affiliates (other than the Additional Grantor) have entered into the Pledge and Security Agreement, dated as of November 4, 2022 (as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Pledge and Security Agreement”) in favor of the Collateral Agent for the benefit of the Secured Parties;

WHEREAS, the Financing Agreement requires the Additional Grantor to become a party to the Pledge and Security Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Pledge and Security Agreement.

NOW, THEREFORE, IT IS AGREED:

1. Pledge and Security Agreement.

By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 9.14 of the Pledge and Security Agreement, hereby becomes a party to the Pledge and Security Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules _____________ to the Pledge and Security Agreement. The Additional Grantor hereby represents and warrants that, as to the Additional Grantor, each of the representations and warranties contained in Section 3 of the Pledge and Security Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of the date hereof, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct in all material respects on and of such earlier date) (except that such materiality qualifiers or modified as to materiality or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification).

2. GOVERNING LAW.

SECTION 12.09 (GOVERNING LAW) OF THE FINANCING AGREEMENT IS HEREBY INCORPORATED BY REFERENCE, MUTATIS MUTANDIS.

3. Successors and Assigns.

This Assumption Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Additional Grantor may not assign, transfer or delegate any of its rights or obligations under this Assumption Agreement without the prior written consent of the Collateral Agent and any such assignment, transfer or delegation without such consent shall be null and void.

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ANNEX 1-1

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

ANNEX 1-2

ANNEX 1-A

TO

ASSUMPTION AGREEMENT

ANNEX 1-A-1